Exhibit 99.1

WE OWN,  5.75 OR 6.0   NOV ONLY

54 MLN
6.371 GWAC
160K ALS
82% SFD/PUD
0% FULL DOC, 66% REDUCED, 23% NINA, 10% NO RATIO
75% LTV
10% CA, 9% MN, 8% FL, 7% IL, 7% CO, 5% NY, 5% MA
36% C/O
706 FICO